EXHIBIT 23





                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in the prospectus constituting part of the Registration Statement on Form S-3 (No. 333-69101) and Registration Statement on Form S-8 (No. 333-72337) of our report dated March 19, 1999, relating to the consolidated financial statements of QueryObject Systems Corporation, appearing on page F-2 of this Annual Report on Form 10-KSB, dated March 31, 1999.




PricewaterhouseCoopers LLP
Melville, New York
March 31, 1999